UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 17, 2014
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On March 17, 2014, the registrant provided an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2013.  The Company’s full financial results can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulatory authorities on March 17, 2014.

Recent Highlights:

●
Completed the sale of approximately 50% of our shares in Midas Gold Corp. (“Midas”), raising approximately $10.8 million net proceeds from which we have paid down our debt to a balance of approximately $1.3 million;

●	Implemented aggressive cost cutting measures at our Mt. Todd gold project and in the corporate office;
●	Advanced the Mt. Todd gold project Environmental Impact Statement (“EIS”) toward final approval and continued to review project development alternatives;
●	Signed a non-binding Letter of Intent with Cangold Limited to option our interest in the Guadalupe de los Reyes gold/silver project;
●	Sold the Los Cardones gold project, $7.0 million in cash received and an optional payment of $6.25 million due in July 2014 (project is returned to Vista if the optional payment is not made); and
●	Converted our position in the Awak Mas gold project to a NSR royalty.

Frederick H. Earnest, President and Chief Executive Officer, commented, “I am pleased with the way we responded to the challenges we faced in 2013. We have financed the Company without dilution, and have successfully downsized and simplified our business which has dramatically reduced our cash burn rate.  At this time, we believe we have sufficient cash to operate through 2014, and to repay our debt in full.  We continue to seek non-dilutive sources of financing, such as the sale of non-core assets, to finance the Company well into 2015. Our financing plans do not include any additional sales of the 15.8 million shares in Midas that we continue to hold.  We remain focused on our flagship Mt. Todd gold project where we are targeting approval of the final EIS in the third quarter of this year. This will position the project for rapid development in an improving gold market.”

Summary of 2013 Financial Results

We reported a net loss of $59.5 million or $0.73 per share for the year ended December 31, 2013.  This includes an unrealized $48.5 million mark-to-market loss on our investment in Midas, partly offset by a $15.4 million deferred tax benefit substantially related to this loss, and a $3.5 million impairment of the Colomac mill equipment which is held for sale. During the year ended December 31, 2012, we reported net loss of $70.7 million, or $0.95 per share. The 2012 results included a $50.4 million unrealized loss on our investment in Midas.

Expenditures for exploration and property holding costs, principally at our Mt. Todd gold project, were down approximately 43% from 2012. In early 2013, we completed several cash intensive programs such as water treatment and the prefeasibility study for the Mt. Todd gold project.  In addition, several significant cost cutting measures, including staff reductions and voluntary compensation reductions were introduced at the Mt. Todd gold project.

Corporate cost reduction measures have also successfully been implemented.  Corporate G&A costs are down approximately 32% from 2012 levels, principally because of staff reductions, and voluntary compensation reductions in 2013.

Our working capital at December 31, 2013 totaled approximately $8.6 million, including cash of approximately $5.5 million. After giving effect to the February 2014 sale of 16 million shares of Midas, and the related repayment of approximately $5.0 million of our loan, our pro forma working capital increases to approximately $14.5 million, including approximately $11.2 million of cash.

To review the Company's Annual Report on Form 10-K for the year ended December 31, 2013, including the related Management's Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call
A conference call with management to review our financial results for the fiscal year ended December 31, 2013 and to discuss corporate and project activities is scheduled for Wednesday, March 19, 2014 at 2:30p.m. MDT.

Toll-free in North America: 1-866-443-4188
International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/yearend/site/

This call will be archived and available at www.vistagold.com after March 19, 2014.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 592832.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On March 17, 2014, the Registrant issued a press release providing an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2013.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1           Press Release dated March 17, 2014*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 19, 2014	VISTA GOLD CORP. (Registrant) By: /s/ John F. Engele John F. Engele Chief Financial Officer